CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the references to our firm under the captions "Financial Highlights" for Liberty Municipal Money Market Fund (one of the series comprising Liberty Funds Trust IV) in the Liberty Municipal Money Market Fund Prospectus and "Independent Auditors," "Financial Statements," and "Information Concerning the Portfolio" in the Liberty Municipal Money Market Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 2-62492) of our report dated August 22, 2001 on the financial statements and financial highlights of Liberty Municipal Money Market Fund (one of the series comprising Liberty Funds Trust IV) and SR&F Municipal Money Market Portfolio (one of the series of the SR&F Base Trust) included in the Liberty Municipal Money Market Fund Annual Report dated June 30, 2001.




                                                ERNST & YOUNG LLP

                                                /s/ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2001